UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2007
TTM TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31285	91-1033443

(State or Other	(Commission File Number)	(IRS Employer Identification
Jurisdiction of Incorporation)		No.)
2630 South Harbor Boulevard, Santa Ana, CA 92704

(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (714) 327-3000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors.; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors.; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On March 6, 2007, the Compensation Committee of TTM Technologies, Inc., or TTM, approved the 2007 Management Bonus Plan. The target bonus for TTM’s Chief Executive Officer will be 70% of his 2007 base salary and the target bonus for TTM’s Chief Operating Officer, Chief Financial Officer, Executive Vice President and Senior Vice President — Marketing will be 55% of their respective 2007 base salaries. The 2007 base salaries and bonus levels are listed in Exhibit 10.1 hereto and are incorporated herein by reference.
     For TTM’s Chief Executive Officer, 100% of his 2007 bonus will be determined on the basis of TTM’s 2007 operating income relative to the operating income target set by the Board. His 2007 bonus can range between 10% and 149% of his base salary, depending on TTM’s operating income. He will earn 100% of his target bonus if TTM achieves the operating income target.
     For TTM’s Chief Operating Officer, Chief Financial Officer, Executive Vice President and Senior Vice President — Marketing, 75% of their 2007 bonus will be determined based on TTM’s performance relative to the operating income target, 10% will be based on individual performance goals and 15% will be subject to the Compensation Committee’s discretion. Their bonuses can range between 10% and 116% of their respective base salaries, depending on TTM’s operating income and their individual performance.
Item 9.01	Financial Statements and Exhibits

Number	Description
Exhibit 10.1	2007 Base Salaries and Bonus Levels
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2007	TTM TECHNOLOGIES, INC.
	By:	/s/ Steven W. Richards
Steven W. Richards
Executive Vice President and Chief Financial Officer